Exhibit 99.1

Insperity Announces Strong First Quarter Results
HOUSTON – April 26, 2022 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the first quarter ended March 31, 2022. Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and our updated 2022 outlook, and has posted an accompanying presentation to its investor website at http://ir.insperity.com.
•Q1 average number of WSEEs paid and revenues up 19.5% and 22.6%, respectively
•Q1 net income and diluted EPS of $69.9 million and $1.80, respectively
•Q1 adjusted EBITDA up 14% to $118.6 million
•Q1 adjusted EPS of $1.99
First Quarter Results
For the three months ended March 31, 2022, reported net income and diluted earnings per share (“EPS”) were $69.9 million and $1.80, respectively. Adjusted EPS increased 9% compared to the first three months of 2021 to $1.99. Adjusted EBITDA increased 14% compared to the first three months of 2021 to $118.6 million.
The average number of worksite employees (“WSEEs”) paid per month increased 19.5% over Q1 2021 to 278,660 WSEEs. WSEEs paid from new client sales increased 37% coming off the strong sale bookings in Q4 2021. First quarter client attrition was near our historical low totaling only 8.5% of paid WSEEs at the beginning of the period, and an improvement over Q1 2021’s attrition of 12%. Additionally, net gains from hiring by our clients continued to be strong in spite of the current tight labor market. Revenues in Q1 2022 increased 22.6% to $1.6 billion on the 19.5% increase in paid WSEEs and a 3% increase in revenue per WSEE.

“We are very pleased with our excellent first quarter results and the outlook for a strong year in 2022,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “This quarter was a great start to our recently adopted Five Year Plan which has the potential for extraordinary returns as we strive to capitalize on the strong demand in the marketplace for our sophisticated HR services and the uniqueness of our business model.”

Gross profit increased 14% over Q1 2021 to $285.8 million. This higher-than-expected increase resulted from the outperformance in paid WSEEs, combined with both favorable pricing and gross profit contribution from our direct cost programs. Benefits costs per covered WSEE came in at forecasted levels.
Operating expenses increased 12% over Q1 2021 and included continued investment in our personnel, marketing initiatives and technology. Travel and event costs also increased over the prior year’s period which was more restrictive under the pandemic conditions. Operating expense per WSEE per month decreased from $240 in Q1 2021 to $224 in Q1 2022 demonstrating overall operating leverage while investing in the growth of the business.

Cash outlays in the first three months of 2022 included the repurchase of approximately 308,000 shares of stock at a cost of $27.4 million, dividends totaling $17.2 million and capital expenditures of $4.7 million. Adjusted cash totaled $153 million at March 31, 2022 and $130 million remains available under our $500 million credit facility.
“Our significant double-digit worksite employee growth, combined with effective pricing, favorable trends in our direct cost areas and operating leverage produced strong Q1 earnings and cash flow,” said Douglas S. Sharp, Insperity senior vice president of finance, chief financial officer and treasurer. “We continue to be positioned to invest in our Five Year Plan while providing strong return to our shareholders through our dividend and share repurchase programs.”

2022 Guidance
The company also announced its updated guidance for 2022, including the second quarter of 2022. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q2 2022			Full Year 2022

Average WSEEs paid	287,100	—	289,500	289,600	—	294,700
Year-over-year increase (decrease)	18.0%	—	19.0%	15.5%	—	17.5%

Adjusted EPS	$0.88	—	$1.12	$4.31	—	$5.09
Year-over-year increase (decrease)	(3)%	—	23%	9%	—	29%

Adjusted EBITDA (in millions)	$60	—	$73	$285	—	$327
Year-over-year increase	0%	—	21%	12%	—	28%
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results, and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 833-797-3715 and use conference i.d. number 5888847. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 5888847. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2021 revenues of $5.0 billion and more than 80 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•labor shortages and increasing competition for highly skilled workers;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;

•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on our acquisitions.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	March 31, 2022	December 31, 2021

Assets
Cash and cash equivalents	$576,654	$575,812
Restricted cash	49,429	46,929
Marketable securities	32,610	31,791
Accounts receivable, net	670,223	513,306
Prepaid insurance	22,716	11,285
Other current assets	80,282	53,312
Income taxes receivable	—	12,413
Total current assets	1,431,914	1,244,848
Property and equipment, net	205,064	210,723
Right of use leased assets	61,629	62,830
Prepaid health insurance	9,000	9,000
Deposits	198,656	192,927
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	—	4,892
Other assets	21,107	15,158
Total assets	$1,940,077	$1,753,085

Liabilities and stockholders' equity
Accounts payable	$7,826	$6,412
Payroll taxes and other payroll deductions payable	384,767	467,892
Accrued worksite employee payroll cost	645,623	409,653
Accrued health insurance costs	61,399	50,001
Accrued workers’ compensation costs	53,290	50,534
Accrued corporate payroll and commissions	43,279	74,778
Other accrued liabilities	86,627	69,303
Income taxes payable	3,784	—
Total current liabilities	1,286,595	1,128,573
Accrued workers’ compensation cost, net of current	182,888	192,694
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	62,119	64,192
Deferred income taxes, net	5,114	—
Total noncurrent liabilities	619,521	626,286
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	110,053	109,179
Treasury stock, at cost	(681,625)	(665,089)
Retained earnings	604,978	553,581
Total stockholders’ equity (deficit)	33,961	(1,774)
Total liabilities and stockholders’ equity	$1,940,077	$1,753,085

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended March 31,
	2022	2021	Change
Operating results:
Revenues(1)	$1,577,837	$1,286,835	22.6%
Payroll taxes, benefits and workers’ compensation costs	1,292,063	1,035,390	24.8%
Gross profit	285,774	251,445	13.7%
Salaries, wages and payroll taxes	107,439	103,075	4.2%
Stock-based compensation	9,846	11,822	(16.7)%
Commissions	10,310	7,719	33.6%
Advertising	8,595	5,322	61.5%
General and administrative expenses	41,005	31,636	29.6%
Depreciation and amortization	10,184	8,047	26.6%
Total operating expenses	187,379	167,621	11.8%
Operating income	98,395	83,824	17.4%
Other income (expense):
Interest income	148	543	(72.7)%
Interest expense	(1,925)	(1,599)	20.4%
Income before income tax expense	96,618	82,768	16.7%
Income tax expense	26,734	20,846	28.2%
Net income	$69,884	$61,922	12.9%
Less distributed and undistributed earnings allocated to participating securities	(47)	(197)	(76.1)%
Net income allocated to common shares	$69,837	$61,725	13.1%

Net income per share of common stock
Basic	$1.82	$1.62	12.3%
Diluted	$1.80	$1.59	13.2%
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(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended March 31,
(in thousands)	2022	2021

Gross billings	$10,357,905	$8,050,422
Less: WSEE payroll cost	8,780,068	6,763,587
Revenues	$1,577,837	$1,286,835

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended March 31,
	2022	2021	Change

Average WSEEs paid	278,660	233,170	19.5%
Statistical data (per WSEE per month):
Revenues(1)	$1,887	$1,840	2.6%
Gross profit	342	359	(4.7)%
Operating expenses	224	240	(6.7)%
Operating income	118	120	(1.7)%
Net income	84	89	(5.6)%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month as follows:

	Three Months Ended March 31,
(per WSEE per month)	2022	2021
Gross billings	$12,390	$11,509
Less: WSEE payroll cost	10,503	9,669
Revenues	$1,887	$1,840

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expenses	Represents operating expenses excluding the impact of the following: • non-cash stock-based compensation, and • depreciation and amortization expense.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended March 31,
(in thousands, except per WSEE per month)	2022		2021
		Per WSEE		Per WSEE

Payroll cost	$8,780,068	$10,503	$6,763,587	$9,669
Less: Bonus payroll cost	1,983,853	2,373	1,420,475	2,031
Non-bonus payroll cost	$6,796,215	$8,130	$5,343,112	$7,638
% Change period over period	27.2%	6.4%	3.6%	5.8%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	March 31, 2022	December 31, 2021

Cash, cash equivalents and marketable securities	$609,264	$607,603
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	338,278	424,800
Client prepayments	117,807	20,054
Adjusted cash, cash equivalents and marketable securities	$153,179	$162,749

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended March 31,
	2022		2021
		Per WSEE		Per WSEE

Net income	$69,884	$84	$61,922	$89
Income tax expense	26,734	32	20,846	30
Interest expense	1,925	2	1,599	2
Depreciation and amortization	10,184	12	8,047	11
EBITDA	108,727	130	92,414	132
Stock-based compensation	9,846	12	11,822	17
Adjusted EBITDA	$118,573	$142	$104,236	$149
% Change period over period	13.8%	(4.7)%	2.9%	4.9%

Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended March 31,
(in thousands)	2022	2021

Net income	$69,884	$61,922
Non-GAAP adjustments:
Stock-based compensation	9,846	11,822
Tax effect	(2,724)	(2,978)
Total non-GAAP adjustments, net	7,122	8,844
Adjusted net income	$77,006	$70,766
% Change period over period	8.8%	5.8%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended March 31,
	2022	2021

Diluted EPS	$1.80	$1.59
Non-GAAP adjustments:
Stock-based compensation	0.25	0.30
Tax effect	(0.06)	(0.07)
Total non-GAAP adjustments, net	$0.19	$0.23
Adjusted EPS	$1.99	$1.82
% Change period over period	9.3%	7.1%

Following is a reconciliation of GAAP to non-GAAP financial measures for second quarter and full year 2022 guidance:

(in millions, except per share amounts)	Q2 2022 Guidance	Full Year 2022 Guidance

Net income	$23 - $32	$132 - $162
Income tax expense	9 - 13	51 - 63
Interest expense	3	10
Depreciation and amortization	10	42
Amortization of SaaS implementation costs	—	2
EBITDA	45 - 58	237 - 279
Stock-based compensation	15	48
Adjusted EBITDA	$60 - $73	$285 - $327

Diluted net income per share of common stock	$0.60 - $0.84	$3.42 - $4.20
Non-GAAP adjustments:
Stock-based compensation	0.39	1.24
Tax effect	(0.11)	(0.35)
Total non-GAAP adjustments, net	0.28	0.89
Adjusted EPS	$0.88 - $1.12	$4.31 - $5.09
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